SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

                           Check the appropriate box:

|X|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|   Definitive Information Statement

                                   DTOMI, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:
      2)    Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4)    Proposed maximum aggregate value of transaction:
      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
      2)    Form, Schedule or Registration Statement No.:
      3)    Filing Party:
      4)    Date Filed:

                              [LOGO OF DTOMI, INC.]

                                   DTOMI, INC.
                          601 Union Street, Suite 4500
                            Seattle, Washington 98101

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about September ___, 2005 to the holders of record as of the close of business on August 23, 2005 of the common stock of Dtomi, Inc. ("Dtomi").

Dtomi's Board of Directors has approved, and a total of 5 stockholders owning 50,068,592 shares of the 99,999,133 shares of common stock outstanding as of August 23, 2005, have consented in writing to the action described below, which action, if taken will not, under Federal securities laws, rules and regulations, be effective until at least 20 days after the mailing of this Information Statement. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada General Corporation Law and Dtomi's Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Dtomi for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

                          ACTION BY BOARD OF DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS

GENERAL

Dtomi will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Dtomi will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Dtomi's common stock.

Dtomi will only deliver one Information Statement to multiple security holders sharing an address unless Dtomi has received contrary instructions from one or more of the security holders. Upon written or oral request, Dtomi will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Dtomi, Inc., 601 Union Street, Suite 4500, Seattle, Washington 98101, Attn: John R. Haddock, Director. Mr. Haddock may also be reach by telephone at (954) 770-6996.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Dtomi's Bylaws and the Nevada General Corporation Act, a vote by the holders of at least a majority of Dtomi's outstanding capital stock is required to effect the action described herein. As of the record date, Dtomi had 99,999,133 voting shares of common stock issued and outstanding of which 49,999,567 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 5 current stockholders of Dtomi, are collectively the record and beneficial owners of 50,225,413 shares, which represents 50.22% of the issued and outstanding shares of Dtomi's common stock. Pursuant to NRS 78.320 of the Nevada General Corporation Act, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated August 23, 2005. The consenting stockholders' names, affiliations with Dtomi, and their beneficial holdings are as follows:

                                Beneficial Holder and
      Name                           Affiliation                   Shares Beneficially Held       Percentage
      ----                           -----------                   ------------------------       ----------

David M. Otto                   Chairman and Secretary                     45,972,400                45.97%

John Simpson                    Director                                    1,111,992                 1.11%

John R. Haddock                 Director                                      381,600                  .38%

Dailyfinancial.com, Inc.(1)     none                                        1,023,400                 1.02%

David Coloris                   none                                        1,052,600                 1.05%

Excipio Group, S.A.(2)          none                                          683,421                  .68%

----------
(1) Voting of shares held by Dailyfinancial.com, Inc. are controlled by Robert Koch.
(2)   Voting of shares held by Excipio Group, S.A., are controlled by David
      Coloris.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS RIGHTS OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 23, 2005, certain information regarding the ownership of Dtomi's capital stock by each director and executive officer of Dtomi, each person who is known to Dtomi to be a beneficial owner of more than 5% of any class of Dtomi's voting stock, and by all officers and directors of Dtomi as a group. Unless otherwise indicated below, to Dtomi's knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, except to the extent authority is shared by spouses under applicable community property laws.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of August 23, 2005 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 99,999,133 shares issued and outstanding on a fully diluted basis, as of August 23, 2005.

                                                    AMOUNT AND
                                                    NATURE OF
                                                    BENEFICIAL        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                OWNERSHIP         CLASS (1)
------------------------------------                ---------         ---------

David M. Otto
601 Union Street, Suite 4500
Seattle, Washington 98101                            45,972,400        45.97%

John R. Haddock
601 Union Street, Suite 4500
Seattle, Washington 98101                               381,600          .38%

John Simpson
601 Union Street, Suite 4500
Seattle, Washington 98101                             1,111,992         1.11%

All officer and directors as a group (3 persons)     47,465,992        47.46%

----------
(1) This table is based on 99,999,133 shares of common stock issued and outstanding on August 23, 2005.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all the compensation earned by the person serving as the Chief Executive Officer (Named Executive Officer) during the fiscal years ended December 31, 2004 and 2003 and any other officers who have earned greater than $100,000 in total salary and bonuses during the 2004 or 2003 fiscal years.

                             Annual Compensation                    Long-Term Compensation
                 ------------------------------------------ ----------------------------------
                                                          Awards                Pay-Outs
                                                    --------------------      ----------------
                                                    Securities
                                            Other   Restricted
                                           Annual   Underlying
  Name and                                 Compen-    Stock                    All Other LTIP
  Principal                 Salary  Bonus  sation    Award(s)  Options         Compensation
  Position         Year      ($)     ($)     ($)      ($)      /SARs (#)        Payouts ($)
-------------- -- ----------------- ------------------- -----------------     ---------------

John R.           2004     $200,000         -0-  -0-    -0-      -0-           -0-      -0-
Haddock (1)       2003     $37,500  note (2)-0-  -0-   $100,000  1,052,600     -0-      -0-
CEO and Director

John              2004     $-0-     -0-     -0-        -0-       -0-      -0-  -0-      -0-
Simpson (3)       2003     $-0-     -0-     -0-        -0-       -0-      -0-  -0-      -0-
President

John "JT"         2004     $-0-     -0-     -0-  -0-   -0-       -0-      -0-  -0-      -0-
Thatch (4)        2003     $100,000 -0-     -0-  -0-   -0-       -0-      -0-  -0-      -0-
CEO, Treasurer
and Director

David M. 2004     $-0-     $-0-     -0-     -0-  -0-   -0-       -0-      -0-  -0-      -0-
Otto (5)          2003     $-0-   $ -0-     -0-  -0-   -0-       -0-      -0-  -0-      -0-
Secretary
and Director

----------
(1) Mr. Haddock was appointed CEO and Director on September 22, 2003, and resigned his position as CEO on May 31, 2005. Mr. Haddock remains a director.

(2) On September 22, 2003, Mr. Haddock received a signing bonus, valued at $100,000, of 100 units. Each unit consists of (i) 10,526 shares of Dtomi's common stock and (ii) a warrant to purchase 10,526 shares of common stock at an exercise price of $0.18 per share, such warrant to expire on December 31, 2005. On March 31, 2005, Dtomi filed a reoffer prospectus on Form S-8 covering the registration for resale of 3,052,600 shares of common stock (including the 1,052,600 issued to Mr. Haddock as part of a signing bonus on September 22, 2003) issued to Mr. Haddock, the proceeds of which are to be credited against accrued, unpaid salary owed to Mr. Haddock and future salary, if any.

(3) Mr. Simpson was appointed President on April 7, 2003 and resigned his position as President on July 31, 2003. Mr. Simpson remains a director. While Mr. Simpson is not currently an officer of Dtomi, on March 31, 2005, Dtomi filed a reoffer prospectus on Form S-8 covering the registration for resale of 5,000,000 shares of common stock issued to Mr. Simpson for his services in his capacity a director of Dtomi, for a two-year term ending on March 1, 2007.

(4) Mr. Thatch was appointed on January 28, 2002 and resigned his position on April 7, 2003. Dtomi has a dispute with Mr. Thatch regarding the 1,831,798 shares of common stock. The dispute involves whether an employment agreement and arrangements related to Mr. Thatch's employment were validly approved by the Board of Directors.

(5) Mr. Otto was appointed as Secretary and director on January 21, 2002. While Mr. Otto is not compensated for his services in his capacity as Secretary of Dtomi, on March 31, 2005, Dtomi filed a reoffer prospectus on Form S-8 covering the registration for resale of 6,500,000 shares of common stock issued to Mr. Otto, the proceeds of which are to be credited against accrued, unpaid legal fees for legal services performed by Mr. Otto for Dtomi.

Stock Options Granted in Fiscal 2004

The following table sets forth certain information concerning grants of options made during fiscal 2004 to the named executive officers.

                         Number of
                         Securities                                    Exercise
                         Underlying          Percent of Total           or Base         Fair Market
                           Options          Options Granted to           Price           Value on         Expiration
       Name              Granted(#)          Employees in 2004          ($/SH)         Date of Grant         Date
----------------------------------------------------------------------------------------------------------------------
  John R. Haddock            -0-                    N/A                   N/A               N/A              N/A

   David M. Otto             -0-                    N/A                   N/A               N/A              N/A

Aggregate Stock Option Exercises and Year-End Option Value Table

The following table sets forth certain information concerning option exercises in fiscal 2004, the number of stock options held by the Named Executive Officers as of December 31, 2004 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

                      Number of
                       Shares                             Number of Unexercised            Value of Unexercised
                      Acquired          Value            Options Held at Fiscal          In-the-Money Options at
                          on           Realized               Year-End(#)                    Fiscal Year-End(1)
                      Exercise           ($)
Name                     (#)             (1)          Exercisable     Unexercisable     Exercisable      Unexercisable
----------------------------------------------------------------------------------------------------------------------
John R. Haddock          -0-             N/A            910,125           N/A               -0-              N/A
David M. Otto            -0-             N/A              N/A             N/A               N/A              N/A

----------
(1) Options are in-the-money if the fair market value of the common stock exceeds the exercise price of the option. The closing sale price for Dtomi's common stock as reported by the NASDAQ Trading and Market Services on December 30, 2004 was $0.12 per share.

Employment Agreement

On September 22, 2003, Dtomi entered into an employment agreement with John Haddock, our former Chief Executive Officer and a current director. The employment agreement had a term of 5 years. For the first year, Dtomi agreed to pay Mr. Haddock $100,000 per year, dating back to August 15, 2003. For the duration of the employment period, Mr. Haddock was to receive a salary at the annual rate of $200,000. As a signing bonus, Mr. Haddock received 1,052,600 shares of common stock and a warrant to purchase an additional 1,052,600 shares of common stock for a purchase price of $0.18 per share, through December 31, 2006, upon which date the warrant will expire.

Directors' Compensation and Non-Employee Director Agreement

One of our directors, John Simpson, is compensated for his services to Dtomi in his capacity as a director. Such compensation is made pursuant to a Non-employee Director Agreement dated March 1, 2005. Pursuant to the Non-employee director agreement, Mr. Simpson received 5,000,000 shares of common stock and must serve for a term of two years.

Our two remaining directors, John R. Haddock and David M. Otto, do not receive any stated salary for their services as directors or members of committees of the board of directors, but by resolution of the board, a fixed fee may be allowed for attendance at each meeting. Directors may also serve Dtomi in other capacities as an officer, agent or otherwise, and may receive compensation for their services in such other capacity. Upon their election to the board, non-employee directors are paid $1,500 per day on days board meetings are held, with an annual limit of $4,000. Reasonable travel expenses are reimbursed.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of Dtomi which may result in a change in control of Dtomi.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDERS

The following action was taken based upon the unanimous recommendation and approval of Dtomi's Board of Directors (the "Board") and the written consent of the consenting stockholders:

                               REVERSE STOCK SPLIT

On August 23, 2005, the Board and the consenting stockholders unanimously adopted and approved a resolution to effect a one-for-four hundred (1:400) reverse split (the "Reverse Stock Split") of all issued and outstanding shares of common stock of Dtomi, effective not earlier than twenty (20) days after this Information Statement is mailed to stockholders of record as of August 23, 2005, and ten (10) days after Dtomi notifies both the National Association of Securities Dealers, Inc. (the "NASD"), and the Over-the-Counter Bulletin Board (the "OTCBB") of the Reverse Stock Split.

The Board of Directors also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Stock Split if the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in our best interests and that of our stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Stock Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the common stock, business and transactional developments, and our actual and projected financial performance.

The reverse split will not change the number of authorized shares of common stock as stated in Dtomi's Articles of Incorporation, as amended, or the par value of Dtomi's common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder of Dtomi will hold the same percentage of common stock outstanding immediately following the reverse stock split as such stockholder held immediately prior to the split.

Purpose

In order to reduce the number of shares of Dtomi's common stock outstanding and thereby attempt to enhance the ability of Dtomi to use its shares to acquire or merge with an another operating company, the Board of Directors believed that it was in the best interests of Dtomi to implement a reverse stock split.

The Board of Directors considered that Dtomi's common stock may not appeal to brokerage firms and that the current per share price level of our common stock has reduced the effective marketability of our common stock because of the reluctance of many brokerage firms to recommend low-priced stock to their clients or to act as market-makers for low-price stock. Certain investors view low-priced stock as speculative and unattractive. We believe that many investment funds are prohibited from or reluctant to invest in lower priced stocks. In addition, some investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from trading in low-priced stock. Such policies and practices pertain to the payment of broker commissions and to time-consuming policies and procedures that make the trading of low-priced stocks unattractive to brokers from an economic standpoint. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks thereby increasing the risk to Dtomi and its stockholders that brokerage firms that currently make a market for our common stock may discontinue that role.

Nevada Law

The Reverse Stock Split has been approved by the Board of Directors and a total of 5 stockholders owning 50,068,592 shares of the 99,999,133 shares of common stock outstanding as of August 23, 2005 pursuant to NRS 78.2055. Under NRS 78.2055, the Board of Directors may decrease the number of issued and outstanding shares without decreasing the number of authorized shares only if:
(a) the board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares; and, (b) the proposal is approved by the vote of stockholders holding a majority of the voting power. Both conditions have been met.

Certain Risks Associated With the Reverse Stock Split

There can be no assurance that the total market capitalization of Dtomi's common stock after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of Dtomi's common stock following the reverse stock split will either exceed or remain higher than the current per share market price.

There can be no assurance that the market price per new share of Dtomi common stock (the "New Shares") after the reverse stock split will rise or remain constant in proportion to the reduction in the number of old shares of Dtomi common stock (the "Old Shares") outstanding before the reverse stock split.

Accordingly, the total market capitalization of Dtomi's common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of Dtomi's common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

There can be no assurance that the reverse stock split will result in a per share price that will attract investors.

A decline in the market price for Dtomi's common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of Dtomi's common stock could be adversely affected following a reverse stock split.

The market price of Dtomi's common stock will also be based on Dtomi's performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of Dtomi's common stock declines, the percentage decline as an absolute number and as a percentage of Dtomi's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of Dtomi's common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Dtomi's common stock trades as a "penny stock" classification which limits the liquidity for Dtomi's common stock.

Dtomi's stock is subject to "penny stock" rules as defined in 1934 Securities and Exchange Act rule 3151-1. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Dtomi's common stock is subject to these penny stock rules. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities. Penny stocks generally are equity securities with a price of less than U.S. $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

As a result, all brokers or dealers involved in a transaction in which Dtomi's shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination. These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of Dtomi's stockholders to sell in the secondary market, through brokers, dealers or otherwise. Dtomi also understands that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the common shares in the United States and stockholders may find it more difficult to sell their shares. An orderly market is not assured or implied as to Dtomi's common stock. Nor are there any assurances as to the existence of market makers or broker/dealers for Dtomi's common stock.

Principal Effects of the Reverse Stock Split

Corporate Matters - If approved and effected, the Reverse Stock Split would have the following effects:

      (i) depending on the exact reverse stock split ratio selected by the Board of Directors, between 400 Old Shares owned by a stockholder would be exchanged for one (1) New Share;

      (ii) the number of shares of Dtomi's common stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, except to the extent of fractional shares;

      (iii) the number of shares reserved for issuance under Dtomi's 2002 Stock Option Plan will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

If approved and effected, the reverse stock split will be effected simultaneously for all of Dtomi's common stock. While the intent is for the proposed reverse split to affect all of Dtomi's stockholders uniformly, the process of rounding up when any of Dtomi's stockholders own a fractional share will result in a non-material change in each stockholder's percentage ownership interest in Dtomi.

The Reverse Stock Split does not materially affect the proportionate equity interest in Dtomi of any holder of common stock or the relative rights, preferences, privileges or priorities of any such stockholder.

Fractional Shares - Any fractional shares of common stock resulting from the reverse split will "round up" to the nearest whole number. No cash will be paid to any holders of fractional interests in Dtomi.

Authorized Shares - The reverse split will not change the number of authorized shares of common stock of Dtomi, as states in Dtomi's Articles of Incorporation, as amended.

Accounting Matters - The Reverse Stock Split will not affect the par value of Dtomi's common stock. As a result, as of the effective time of the Reverse Stock Split, the stated capital on Dtomi's balance sheet attributable to Dtomi's common stock will be reduced proportionately based on the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Dtomi's common stock will be restated because there will be fewer shares of Dtomi's common stock outstanding.

Potential Anti-Takeover Effect - Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Dtomi's Board of Directors or contemplating a tender offer or other transaction for the combination of Dtomi with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate Dtomi's shares of common stock or obtain control of Dtomi.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock
Certificates

Upon effectiveness of the reverse stock split, each outstanding share of Dtomi will automatically be converted on the effective date at the applicable reverse stock split ratio. It will not be necessary for stockholders of Dtomi to exchange their existing stock certificates.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

Dtomi's view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

                      ADDITIONAL AND AVAILABLE INFORMATION

Dtomi is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Room 1024, and Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC's website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                       STATEMENT OF ADDITIONAL INFORMATION

Dtomi's Annual Report on Form 10-KSB for the year ended December 31, 2004, Current Report on Form 8-KA, filed with the SEC on June 6, 2004, and Quarterly Reports on Form 10-QSB, for the quarters ended March 31, 2005 and June 30, 2005 are been incorporated herein by this reference.

Dtomi will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Dtomi pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

                           COMPANY CONTACT INFORMATION

All inquiries regarding Dtomi should be addressed to John R. Haddock, director, at Dtomi's principal executive offices, at: Dtomi, Inc., 601 Union Street, Seattle, Washington 98101, telephone (954) 770-6996.

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